UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 19, 2023

LINCOLN ELECTRIC HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Ohio	0-1402	34-1860551
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22801 St. Clair Avenue

Cleveland, Ohio 44117

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (216) 481-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Shares, without par value	LECO	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 19, 2023, at the Annual Meeting of Shareholders (the “Annual Meeting”) of Lincoln Electric Holdings, Inc. (the “Company”), the shareholders of the Company, upon recommendation of the Company’s Board of Directors (the “Board”), approved Lincoln Electric Holdings, Inc.’s 2023 Equity and Incentive Compensation Plan (the “Employee Plan”) and Lincoln Electric Holdings, Inc.’s 2023 Stock Plan for Non-Employee Directors (the “Director Plan”).

Employee Plan

The Employee Plan authorizes the Compensation and Executive Development Committee of the Board (the “Compensation Committee”) to provide for equity- based or cash-based compensation in the form of stock options, stock appreciation rights, restricted shares, restricted stock units, performance shares, performance units, dividend equivalents, and certain other awards. The purpose of these awards is to attract and retain officers, other employees and consultants of the Company and its subsidiaries and to provide such persons incentives and rewards for performance or service. Subject to adjustment as described in the Employee Plan and subject to the Employee Plan’s share counting rules, a total of 2,025,000 common shares are available for awards granted under the Employee Plan, minus 1,644 shares subject to awards granted under Lincoln Electric Holdings Inc.’s 2015 Equity and Incentive Compensation Plan between February 24, 2023 and April 19, 2023.

The Employee Plan permits the Compensation Committee to make certain performance-based awards to participants under the Employee Plan, which will be earned based on the achievement of Management Objectives. A non-exhaustive list of performance measures that could be used for such performance-based awards includes the following: (1) profits (e.g., operating income, EBIT, EBIT before bonus, EBT, net income, earnings per share, residual or economic earnings – these profitability metrics could be measured before special items and/or subject to GAAP definition); (2) cash flow (e.g., EBITDA, operating cash flow, total cash flow, cash flow in excess of cost of capital or residual cash flow or cash flow return on investment); (3) returns (e.g., profits or cash flow returns on: assets, invested capital, net capital employed, and equity); (4) working capital (e.g., working capital divided by sales, days’ sales outstanding, days’ sales inventory, and days’ sales in payables); (5) profit margins (e.g., profits divided by revenues, gross margins and material margins divided by revenues, and material margin divided by sales pounds); (6) liquidity measures (e.g., debt-to-capital, debt-to-EBITDA, total debt ratio); (7) sales growth, cost initiative and stock price metrics (e.g., revenue growth, stock price appreciation, total return to shareholders, sales and administrative costs divided by sales, and sales and administrative costs divided by profits); (8) strategic initiative key deliverable metrics consisting of one or more of the following: product development, strategic partnering, research and development, market penetration, geographic business expansion goals, cost targets, customer satisfaction, employee satisfaction, management of employment practices and employee benefits, supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates and joint ventures; and (9) any of the above criteria as compared to the performance of a published or a special index deemed applicable by the Compensation Committee, including, without limitation, the Standard & Poor’s 500 Stock Index.

Management Objectives may be Company-wide objectives or objectives related to the performance of an individual, one or more subsidiaries, divisions, departments, regions, functions or other organizational units of the Company or its subsidiaries. Management Objectives may be made related to the performance of other companies (or their subsidiaries, divisions, departments, regions, functions or other organizational units) or an index or one or more of the performance objectives themselves.

The Employee Plan also provides that, subject to adjustment as described in the Employee Plan: (1) the aggregate number of common shares actually issued or transferred upon the exercise of incentive stock options will not exceed 2,025,000 common shares; (2) no participant will be granted stock options and/or stock appreciation rights, in the aggregate, for more than 500,000 common shares during any calendar year; (3) no participant will be granted awards of restricted shares, restricted stock units, performance shares and/or other share-based awards, in the aggregate, for more than 500,000 common shares during any calendar year; (4) no participant in any calendar year will receive performance units and/or other awards payable in cash having an aggregate maximum value as of their respective grant dates in excess of $5,000,000; and (5) awards that do not comply with the applicable minimum vesting periods provided for in the Employee Plan will not result in the issuance or transfer of more than 5% of the common shares available under the Employee Plan.

The Board generally will be able to amend the Employee Plan, in certain circumstances as described in the Employee Plan.

This description of the Employee Plan is qualified in its entirety by reference to the full text of the Employee Plan, which is incorporated by reference from Exhibit 10.1 of this Current Report on Form 8-K.

Director Plan

The Director Plan authorizes the Nominating and Corporate Governance Committee of the Board to provide for equity- based compensation in the form of stock options, stock appreciation rights, restricted shares, restricted stock units, dividend equivalents, and certain other awards. The purpose of these awards is to (i) encourage non-employee directors of the Company to own common shares to align their interest more closely with the Company’s other shareholders, (ii) encourage the highest level of director achievement by providing a vested interest in the Company’s achievement of its financial goals, and (iii) provide incentives to help attract and retain the most qualified non-employee directors. Subject to adjustment as described in the Director Plan and subject to the Director Plan’s share counting rules, a total of 200,000 common shares are available for awards granted under the Director Plan. The Director Plan also provides that, subject to adjustment as described in the Director Plan: (1) no participant will receive common-share based awards for, in the aggregate, more than 13,000 common shares during any calendar year; and (2) no participant will receive cash-based awards having an aggregate maximum value in excess of $300,000 during any calendar year. Awards that do not comply with the applicable minimum vesting periods provided for in the Director Plan will not result in the issuance or transfer of more than 5% of the common shares available under the Director Plan.

The Board generally will be able to amend the Director Plan, subject to shareholder approval in certain circumstances as described in the Director Plan.

This description of the Director Plan is qualified in its entirety by reference to the full text of the Director Plan, which is incorporated by reference from Exhibit 10.2 of this Current Report on Form 8-K.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company held the Annual Meeting on April 19, 2023. The final results for the proposals submitted for a vote of shareholders at the Annual Meeting are set forth below. The proposals below are described in more detail in the Company’s definitive proxy statement for the Annual Meeting, filed with the Securities and Exchange Commission on March 17, 2023.

Proposal 1 – Shareholders elected ten directors, each to hold office until the 2024 Annual Meeting of Shareholders or until their successors are duly elected and qualified, as set forth below.

Name	Votes For	Votes Withheld	Broker Non-Votes
Brian D. Chambers	44,954,812	255,454	6,167,152
Curtis E. Espeland	44,657,125	553,141	6,167,152
Patrick P. Goris	44,420,067	790,199	6,167,152
Michael F. Hilton	44,417,343	792,923	6,167,152
Kathryn Jo Lincoln	44,168,281	1,041,985	6,167,152
Christopher L. Mapes	43,446,674	1,763,592	6,167,152
Phillip J. Mason	44,763,596	446,670	6,167,152
Ben P. Patel	44,590,400	619,866	6,167,152
Hellene S. Runtagh	43,528,213	1,682,053	6,167,152
Kellye L. Walker	44,515,511	694,755	6,167,152

Proposal 2 - Shareholders ratified the appointment of Ernst & Young LLP as the Company’s independent auditors for the year ending December 31, 2023, as set forth below.

Votes For	Votes Against	Abstentions	Broker Non-Votes
50,370,109	950,258	57,051	0

Proposal 3 - Shareholders approved, on an advisory basis, the compensation of the Company’s named executive officers, as set forth below.

Votes For	Votes Against	Abstentions	Broker Non-Votes
43,475,051	1,576,156	159,059	6,167,152

Proposal 4 - Shareholders approved, on an advisory basis, an annual frequency for future advisory votes to approve the Company’s named executive officer compensation, as set forth below:

Every Year	Every Two Years	Every Three Years	Abstentions	Broker Non-Votes
43,832,824	100,645	1,089,894	186,903	0

Proposal 5 - Shareholders approved Lincoln Electric Holdings, Inc.’s 2023 Equity and Incentive Compensation Plan, as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
43,628,922	1,418,298	163,046	6,167,152

Proposal 6 - Shareholders approved Lincoln Electric Holdings, Inc.’s 2023 Stock Plan for Non-Employee Directors, as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
43,248,666	1,774,511	187,089	6,167,152

Item 9.01.	Financial Statements and Exhibits.

d)    Exhibits.

Exhibit Number	Description

10.1	Lincoln Electric Holdings, Inc.’s 2023 Equity and Incentive Compensation Plan.

10.2	Lincoln Electric Holdings, Inc.’s 2023 Stock Plan for Non-Employee Directors.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINCOLN ELECTRIC HOLDINGS, INC.

By:	/s/ Jennifer I. Ansberry
Name:	Jennifer I. Ansberry
Title:	Executive Vice President, General Counsel and Secretary

Date: April 21, 2023